                                                                   EXHIBIT 10.31

                           PRINCETON VIDEO IMAGE, INC.
                                15 PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                                February 18, 2003

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714
Attn: General Counsel

      Re: Option Agreement, dated as of June 25, 2002, by and between Princeton Video Image, Inc. and Cablevision Systems Corporation (the "Agreement").

Dear Sir or Madam:

      This will confirm the agreement between Princeton Video Image, Inc. and Cablevision Systems Corporation regarding the above referenced Agreement.

      Section 2 of the Agreement is hereby amended to read in its entirety as follows:

            2. Deadline; Option Period. Subject to Section 7, Cablevision may exercise the Option at any time from July 31, 2003 until 5:00 p.m. New York time on October 31, 2003 (the "Deadline"). As used herein, the term "Option Period" shall refer to that period commencing on July 31, 2003 and concluding on (i) the later of the date on which the Election Period (as defined below) ends or, if applicable, the approval of the stockholders of PVI required by Section 6 is obtained; or (ii) the date on which this Option Agreement is terminated in accordance with its terms.

      Section 7 of the Agreement is hereby amended to read in its entirety as follows:

            7. Early Termination. This Option Agreement shall terminate and become null and void in the event that PVI meets the Financial Test (defined below) and gives notice to Cablevision in accordance with the last sentence of this Section 7 at any time on or before July 31, 2003. For purposes of this Option Agreement, "Financial Test" shall mean if, at any time after the date hereof, PVI has obtained aggregate cash proceeds (without deduction for related transaction expenses) of at least ten million dollars ($10,000,000) by means of any combination of (i) any equity financing and (ii) any non-refundable cash funding that does not require PVI to incur associated liabilities, which is received by PVI and not restricted to use by an Affiliate of PVI or subject to any other restriction that would prevent its use of such funds for working capital, from
            (A) new foreign territory license grants

            (excluding payments in lieu of running royalties) (B) any non-recurring extraordinary transaction, such as sale of special or preferential rights, that PVI may recognize as current revenue or gain under GAAP from any new (i.e. non-current) customer, or (C) the sale of equity by any affiliate of PVI to the extent that such funds are not restricted to use by such Affiliate. If PVI determines that the Financial Test is met on or before July 31, 2003, PVI shall promptly provide written notice to Cablevision setting forth with reasonable specificity of how the Financial Test has been met. For purposes of the Financial Test set forth herein, conversion of any portion of the principal amount of any of the Convertible Promissory Notes (other than the Amended and Restated Convertible Promissory
            Note issued to PVI Holding LLC) issued by PVI pursuant to the Note Purchase and Security Agreement, dated as of February 18, 2003, by and among PVI, Presencia en Medios, S.A. de C.V. and PVI Holding, LLC, as creditor and collateral agent, shall be deemed to be an equity financing and the principal amount so converted shall be applied toward satisfaction of the Financial Test.

      The authorized signatures below will confirm the amendment to Section 7 of the Agreement as set forth above. Your attention to this matter is greatly appreciated.

                                        Sincerely,

                                        /s/ JAMES GREEN

                                        James Green
                                        President and Chief Operating Officer

ACCEPTED AND AGREED TO:

Cablevision Systems Corporation:

By: /s/ WILLIAM J. BELL
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------
Date:
      -----------------------------------------------


                                       2